POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Tracy Hanson, Jillian Forusz, Jonathan Vaas, Allison Blais,
and Lucy Jensen signing individually, the undersigned's true and lawful attorney-in-fact to:
(1)    execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 officer of Adobe Systems
Incorporated (the "Company"), Form ID, and Forms 3, 4 and 5 (collectively, "Forms") in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;
(2)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
The undersigned agrees that each such attorney-in-fact may rely on information furnished by the undersigned.  The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise as a result of any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing Forms.
This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined herein ("Prior
Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned's holding of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 14, 2018.

By:

/s/ Dana Rao
Dana Rao